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                                                                   EXHIBIT 3.200

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                               OPERATING AGREEMENT

                                       OF

                                TSI EAST 86, LLC,

                      A NEW YORK LIMITED LIABILITY COMPANY

                         Adopted as of December 18, 1998

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                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
ARTICLE I       Definitions............................................    1

     1.01.   Definitions...............................................    1

ARTICLE II      Organization of the Company............................    2

     2.01.   Formation.................................................    2
     2.02.   Name......................................................    2
     2.03.   Principal Place of Business...............................    2
     2.04.   Term......................................................    3
     2.05.   Purposes and Powers.......................................    3

ARTICLE III     Member and Member's Interest...........................    3

     3.01.   Name and Address of Member................................    3
     3.02.   Transfer of Membership Interest...........................    3

ARTICLE IV      Management.............................................    4

     4.01.   Management by the Member..................................    4
     4.02.   Officers..................................................    4
     4.03.   Liability for Debts of Company............................    4
     4.04.   Liability for Breaches of Duty............................    4
     4.05.   Indemnification...........................................    5

ARTICLE V       Contributions, Distributions and Capital Accounts......    5

     5.01.   Capital Contributions.....................................    5
     5.02.   Withdrawal or Reduction of Member's Contributions.........    5
     5.03.   Liability for Contributions...............................    5
     5.04.   Capital Accounts..........................................    5
     5.05.   Limitation on Distributions...............................    6

ARTICLE VI      Books and Records......................................    6

     6.01.   Books of Accounts and Records.............................    6
     6.02.   Accounting Period.........................................    6

ARTICLE VII     Dissolution and Termination............................    6

     7.01.   Dissolution...............................................    6
     7.02.   Effect of Dissolution.....................................    7
     7.03.   Winding Up, Liquidation, and Distribution of Assets.......    7
     7.04.   Articles of Dissolution...................................    7
     7.05.   Certificate of Dissolution................................    8

ARTICLE VIII    Miscellaneous Provisions...............................    8

     8.01.   Application of the Act....................................    8
     8.02.   Construction..............................................    8
     8.03.   Headings..................................................    8
     8.04.   Rights and Remedies Cumulative............................    8
     8.05.   Severability..............................................    8
     8.06.   Heirs, Successors and Assigns.............................    9
     8.07.   Creditors.................................................    9

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                               OPERATING AGREEMENT

                                       OF

                                TSI EAST 86, LLC

                     (A New York Limited Liability Company)

                  OPERATING AGREEMENT of TSI East 86, LLC, a New York limited liability company (the "Company"), made and entered into by Town Sports International, Inc. as the sole member of the Company (the "Member").

                  WHEREAS, the Member has caused to be formed a New York limited liability company pursuant to the Act (as defined below); and

                  WHEREAS, the Member wishes to set forth its rights and obligations as a member and to provide for the management of the Company and the conduct of the business of the Company;

                  NOW, THEREFORE, the Member agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.01. Definitions. The following terms used in this Operating Agreement shall have the respective meanings ascribed to such terms in this
Section 1.01 unless otherwise expressly provided herein:

                  (a) "Act" shall mean the New York Limited Liability Company Law, McKinney's Consolidated Laws of New York Annotated, 32A:34-101 et. seq., as the same may be amended from time to time;

                  (b) "Articles of Organization" shall mean the Articles of Organization of TSI East 86, LLC, as filed with the Secretary of the State of New York, as the same may be amended from time to time;

                  (c) "Capital Account" shall mean the account established and maintained pursuant to Section 5.04;

                  (d) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a member whenever made;

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                  (e) "Entity" shall mean any general partnership, limited
partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, or any foreign trust, foreign company or foreign business organization;

                  (f) "Fiscal Year" shall mean the Company's fiscal year, as provided in Section 6.02 hereof;

                  (g) "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company by a member pursuant to this Operating Agreement;

                  (h) "Membership Interest" shall mean the interest in the Company of a member;

                  (i) "Operating Agreement" shall mean this Operating Agreement, as it may be amended from time to time in accordance with the provisions hereof and with the Act; and

                  (j) "Person" shall mean any individual or Entity, and his, her or its heirs, executors, administrators, legal representatives, successors, and assigns.

                                   ARTICLE II

                           ORGANIZATION OF THE COMPANY

                  2.01. Formation. On December 18, 1998, Curt D. Buyum, acting as the Sole Organizer, organized the Company as a New York limited liability company pursuant to Section 203 of the Act by executing and filing the Articles of Organization with the New York Secretary of State. The Member hereby reaffirms the authority of Curt D. Buyum to act as the Sole Organizer and to execute and file the Articles of Organization in such capacity on its behalf.

                  2.02. Name. The name of the Company is "TSI East 86, LLC" and all business of the Company shall be conducted in that name, or in such other name as the Member may hereafter select in accordance with this Agreement and the Act.

                  2.03. Principal Place of Business. The principal place of business of the Company within the State of New York shall be 888 Seventh Avenue, New York, New York 10106. The Company may locate its place of business and registered office (if any) at any other place or places as the Member may from time to time deem advisable.

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                  2.04. Term. The term of the Company shall commence upon the date of filing of Articles of Organization with the Secretary of State of New York, and shall continue in full force and effect until the Company is dissolved in accordance with either the provisions of this Operating Agreement or the Act.

                  2.05. Purposes and Powers. The principal purpose of the Company is to own and operate a health and fitness club. Notwithstanding the foregoing, the Company may carry on any lawful business, purpose or activity permitted under the Act and any other laws of the State of New York. The Company shall possess and may exercise all powers necessary or convenient to the conduct and promotion of its business or activities.

                                   ARTICLE III

                          MEMBER AND MEMBER'S INTEREST

                  3.01. Name and Address of Member. The name, address, Initial Capital Contribution and Membership Interest of the Member are as follows:

                                        Initial Capital       Membership
      Name and Address                   Contribution          Interest
      ----------------                   ------------          --------
Town Sports International, Inc.            $  100.00             100%
888 Seventh Avenue
New York, New York 10106

                  3.02. Transfer of Membership Interest.

                  (a) Sale or Assignment. The Member may sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration (collectively, "Transfer") its Membership Interest in whole or in part, and such Transfer shall not effect a dissolution of the Company. The transferee of any part of the Membership Interest of the Member (the "Transferee") shall be entitled to receive, to the extent transferred, the distributions and allocations of profits and losses to which the Member would be entitled. Unless and until any Transferee is made a member of the Company, however, such Transferee shall not be entitled to participate in the management and affairs of the Company or exercise any of the rights or powers of a member. Upon the transfer of all of its Membership Interest, the Member shall cease to be a member of the Company and to have the power to exercise any rights or powers of a member as of the effective date of such transfer.

                  (b) Pledges. The pledge of, or the granting of a security interest, lien or other encumbrance in or against, any or all of the Membership Interest of the Member shall not cause

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the Member to cease to be a member or to cease to have the power to exercise any rights or powers of a member.

                                   ARTICLE IV

                                   MANAGEMENT

                  4.01. Management by the Member. The management of the property, business and affairs of the Company shall be vested in the Member, who shall have full and complete authority, power, and discretion to (i) manage and control the affairs and other acts or activities of the Company's business, (ii) perform any and all other acts customary or incident to such management, and
(iii) take such other actions as are authorized by this Operating Agreement and the Act.

                  4.02. Officers. Notwithstanding Section 4.01, the Member may, in its discretion and from time to time, appoint one or more Persons to act as officers of the Company for the purposes of carrying out the day-to-day operations of the Company. Such officer or officers shall have the specific powers, responsibilities, duties and authority as may be prescribed by the Member. Any officer may, but need not be, an officer or employee of the Member.

                  4.03. Liability for Debts of Company. (a) Except as otherwise provided herein, neither the Member nor any employee or agent of the Company shall be personally liable for the debts, obligations or liabilities of the Company or each other, whether arising in tort, contract or otherwise, solely by reason of being such member, employee or agent.

                  (b) Nothing in Section 4.03(a) shall be interpreted to limit the ability of the Member to (i) lend money to or borrow money from the Company,
(ii) act as a guarantor or surety for the Company, (iii) provide collateral for the obligations of the Company, or (iv) transact other business with the Company.

                  4.04. Liability for Breaches of Duty. The Member shall not be liable for damages resulting from any breach of duty in its capacity as a member or in connection with its management of the Company unless:

                  (a) a judgment or other final adjudication adverse to the Member establishes that its acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that it gained in fact a financial profit or other advantage to which it was not legally entitled or that, with respect to a distribution the subject of Section 5.08(a) of the

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Act, its acts were not performed in accordance with Section 4.09 of the Act; or

                  (b) such breach of duty occurred prior to the adoption of this Operating Agreement.

                  4.05. Indemnification. To the maximum extent permitted under the Act, the Company shall indemnify the Member and the employees and agents of the Company from and against any and all claims and demands arising from any acts or omissions or alleged acts or omissions by such member, employees or agents in connection with the affairs of the Company and shall make advances for expenses with respect thereto.

                                    ARTICLE V

                CONTRIBUTIONS, DISTRIBUTIONS AND CAPITAL ACCOUNTS

                  5.01. Capital Contributions. Simultaneously with the execution of this Operating Agreement, the Member shall have conveyed to the Company the amount set forth opposite its name in Section 3.01 as its Initial Capital Contribution. The Member may, if it so desires, make additional Capital Contributions from time to time. In such event, the Capital Account of the Member shall be adjusted in accordance with Section 5.04 to reflect any such additional Capital Contributions. The Member shall be entitled to the return of its Capital Contributions only as specifically provided for in this Operating Agreement and as permitted under the Act. The Member shall not be entitled to interest on its Capital Contributions unless specifically provided in this Operating Agreement and as permitted under the Act.

                  5.02. Withdrawal or Reduction of Member's Contributions. The Member shall not receive out of the Company's property any part of its Capital Contributions until all liabilities of the Company (except liabilities to such Member on account of his or her Capital Contributions) have been paid.

                  5.03. Liability for Contributions. The Member shall be obligated to the Company to perform any promise to contribute cash or property, or to perform services, that are otherwise enforceable in accordance with applicable law. Additionally, the Member shall be liable to the Company for any distributions received by it in violation of Section 5.05.

                  5.04. Capital Accounts. The Company shall establish and maintain a capital account for the Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) (the "Capital Account"). The Capital Account (i) shall reflect the Initial Capital

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Contribution of the Member, (ii) shall be increased by the amounts of any additional Capital Contributions made by, and any income and gain allocated to, the Member, and (iii) shall be decreased by the amounts of any distributions made to the Member and any losses or deductions allocated to the Member.

                  5.05. Limitation On Distributions. No distribution shall be declared by and paid to the Member unless, after such distribution is made, the assets of the Company shall be in excess of all liabilities of the Company (except liabilities to the Member on account of its Capital Contributions to the Company).

                                   ARTICLE VI

                                BOOKS AND RECORDS

                  6.01. Books of Accounts and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Company in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in the detail and completeness customary and usual for a business of the type engaged in by the Company. The books and records shall at all times be maintained at the principal executive office of the Company, or such other location as the Member shall determine from time to time. At a minimum, the Members shall keep or cause to be kept those records and books of account, for such times, as may be required by the Act.

                  6.02. Accounting Period. The Company's accounting period and Fiscal Year shall be the calendar year.

                                   ARTICLE VII

                           DISSOLUTION AND TERMINATION

                  7.01. Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

                  (a) at such time as the Member may decide that dissolution of the Company would be appropriate;

                  (b) upon the bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of the Member or any other event which terminates the continued membership of the Member in the Company (unless within one hundred eighty days of such event, the Member decides to continue the Company); or

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                  (c) the entry of a decree of judicial dissolution.

                  7.02. Effect of Dissolution. Upon the occurrence of any of the circumstances set forth in Section 7.01, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business. However, its separate existence shall continue until a certificate of dissolution has been issued by the New York Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

                  7.03. Winding Up, Liquidation, and Distribution of Assets.

                  (a) Upon dissolution, an accounting may be made by the Company's independent accountants, if any, of the accounts of the Company and the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution.

                  (b) If the Company is dissolved and its affairs are to be wound up, the Member shall promptly:

                  (i) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Member may determine to distribute any assets to itself in kind);

                  (ii) discharge all liabilities of the Company (including any liabilities owed to the Member as a creditor of the Company, to the extent otherwise permitted by the Act), other than liabilities to the Member for distributions, and establish such reserves as may be reasonably necessary to provide for contingencies or liabilities of the Company; and

                  (iii) distribute the remaining assets to the Member.

                  (c) Upon completion of the winding up, liquidation, and distribution of the Company's assets, the Company shall be deemed terminated.

                  (d) The Member shall comply with any applicable requirements of the Act pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

                  7.04. Articles of Dissolution. Within ninety days following the dissolution and the commencement of winding up of the Company, articles of dissolution shall be executed in duplicate and verified by the person signing the articles, which

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articles shall set forth the information required by the Act. Duplicate originals of the articles of dissolution shall be delivered to the New York Secretary of State.

                  7.05. Certificate of Dissolution. Upon the issuance of the certificate of dissolution by the New York Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Member shall have authority to distribute, on behalf of the Company, any Company property discovered after dissolution, convey real estate and take such other actions as may be necessary on behalf of and in the name of the Company, all as provided for in the Act. Notwithstanding anything contained in this Section 7.05, no act by the Member on behalf of, and in connection with, the dissolution of the Company shall constitute a waiver or modification of the provisions of Section 4.03 hereof.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  8.01. Application of the Act. This Operating Agreement, and the interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of New York, including, without limitation, the Act.

                  8.02. Construction. Whenever the singular is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and any gender shall include all other genders.

                  8.03. Headings. The headings in this Operating Agreement are for convenience only and are in no way intended to describe, define or limit the scope, extent or intent of this Operating Agreement or any of its provisions.

                  8.04. Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies shall be in addition to any other rights a member may have under the Act, any other law or regulation or otherwise.

                  8.05. Severability. Whenever possible, each provision of this Operating Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Operating Agreement shall be prohibited by or

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invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

                  8.06. Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions, and agreements contained in this Operating Agreement shall be binding upon and inure to the benefit of the Member and, to the extent permitted by this Operating Agreement, its successors and assigns.

                  8.07. Creditors. None of the provisions of this Operating Agreement shall be deemed to be for the benefit of, or enforceable by, any creditors of the Company.

                  IN WITNESS WHEREOF, the undersigned has executed this Operating Agreement as of the 18th day of December, 1998.

                                         TOWN SPORTS INTERNATIONAL, INC.,
                                         as SOLE MEMBER

                                         By: /s/ A. Alimanestianu
                                            --------------------------------
                                         Name: Alexander A. Alimanestianu
                                         Title: Executive Vice President
                                                   and Secretary

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                                   CERTIFICATE

                  The undersigned hereby agrees, acknowledges, and certifies that the foregoing Operating Agreement, consisting of 11 pages, constitutes the Operating Agreement of TSI East 86, LLC, a New York Limited Liability Company, adopted by the Member of the Company as of December 18, 1998.

                                         SOLE MEMBER:

                                         TOWN SPORTS INTERNATIONAL, INC.

                                         By: /s/ A. Alimanestianu
                                            --------------------------------
                                         Name: Alexander A. Alimanestianu
                                         Title: Executive Vice President
                                                   and Secretary